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                   [LETTERHEAD OF BAXTER INTERNATIONAL INC.]

                                                                    May 12, 2000

To:  Board of Directors of
     Baxter International Inc.
     One Baxter Parkway
     Deerfield, IL 60015

     Re:  Baxter International Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

     I have acted as general counsel to Baxter International Inc., a Delaware corporation ("Baxter"), in connection with the offering by Baxter of up to 7,058,000 shares (the "Baxter Shares") of Common Stock, par value $1 per share, of Baxter (the "Baxter Common Stock") pursuant to the Share Exchange Agreement dated as of November 17, 1999, as amended by Amendment No. 1 to the Share Exchange Agreement dated as of April 17, 2000 (the "Share Exchange Agreement"), by and among Baxter, Neptune Acquisition Corp., an unlimited liability company existing under the laws of the Province of Nova Scotia and a wholly owned subsidiary of Baxter, and North American Vaccine, Inc., a corporation existing under the federal laws of Canada ("NAVA").

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement on Form S-4 (File No. 333-36670) as filed with the Securities and Exchange Commission (the "Commission") on May 10, 2000 under the Act, as amended by Amendment No. 1 thereto, filed on May 12, 2000 (such Registration Statement, as amended, being hereinafter referred to as the "Registration Statement"); (ii) the Share Exchange Agreement; (iii) a specimen certificate representing the Baxter Common Stock; (iv) the Restated Certificate of Incorporation of Baxter, as presently in effect; (v) the By-Laws of Baxter, as presently in effect; and
(vi) certain resolutions of the Board of Directors of Baxter relating to the transactions contemplated by the Share Exchange Agreement. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of Baxter and such agreements, certificates of public officials, certificates of officers or other representatives of Baxter and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted as originals, the conformity to original documents of all documents submitted as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed or to be executed by parties other than Baxter, I have


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assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of Baxter and others.

     I do not express any opinion as to the laws of any jurisdiction other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware.

     Based upon and subject to the foregoing, I am of the opinion that when (i) the Arrangement (as defined in the Share Exchange Agreement) becomes effective under applicable law and (ii) certificates representing the Baxter Common Stock in the form of the specimen certificates examined by me have been properly signed by an authorized officer of the transfer agent and registrar for the Baxter Common Stock and registered by such transfer agent and registrar in the names of the shareholders of NAVA, and delivered to the Depositary (as defined in the Share Exchange Agreement) in accordance with the terms of the Share Exchange Agreement, then (a) the issuance and sale of the Baxter Shares will have been duly authorized and (b) the Baxter Shares will be validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                              Very truly yours,

                              /s/ Thomas J. Sabatino, Jr.
                              -----------------------------
                              Thomas J. Sabatino, Jr.
                              Corporate Vice President and
                              General Counsel


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